NEWS RELEASE For More Information: Jason Gingerich Manager, Investor Relations 800-282-6242 • 512-879-5101 • JasonGingerich@ProAssurance.com

Chairman W. Stancil Starnes to Retire from ProAssurance Board of Directors
BIRMINGHAM, AL – (BUSINESSWIRE) – April 11, 2022 – ProAssurance Corporation (NYSE:PRA) today announced that W. Stancil (Stan) Starnes, Executive Chairman of the Board of Directors, will retire from the ProAssurance board at the end of his current term and is not standing for re-election. Mr. Starnes will serve his remaining term as a director and Executive Chairman, which expires at the Annual Meeting Shareholders to be held on May 24th, 2022.
“On behalf of our entire organization and the stakeholders we serve, I want to thank Stan for his visionary leadership and deep commitment to our insureds, our investors, our employees and the larger medical community,” said Ned Rand, President and CEO of ProAssurance.” He added, “Stan’s support, encouragement and mentorship have been indispensable to me. We all wish him the best in his upcoming retirement.”
Mr. Starnes has been a member of the ProAssurance Board since September 2007 and has served as Chairman, then Executive Chairman, since October 2008. In addition, Mr. Starnes served as Chief Executive Officer of the company from July 2007 to July 2019, overseeing a remarkable period in which ProAssurance completed seven acquisitions, significantly diversified its product offerings, and vastly expanded its geographical reach. Prior to his time at ProAssurance, Starnes was Senior Partner at Starnes & Atchison LLP (now Starnes Davis Florie LLP), which he and his father founded in 1975, launching a 34-year career of nationally recognized excellence in courtroom advocacy for the healthcare community and leading companies and financial institutions.
Mr. Starnes’ civic involvement parallels his service to the nation’s medical and business community. He currently serves as the President pro Tempore of the Board of Trustees of The University of Alabama System and Chairman of Ascension, the largest non-profit and Catholic health system in the U.S. He has been widely recognized for his innumerable contributions to the business and civic life of the communities he has served. In 2021, Mr. Starnes was elected to the Alabama Business Hall of Fame, and in 2018 he had the singular honor of being named to Alabama’s Academy of Honor, an organization created by the Alabama Legislature to recognize the achievements of only 100 living Alabamians.
Lead Independent Director Tommy Wilson, M.D., praised the legacy Mr. Starnes leaves at ProAssurance. He said, “Stan Starnes has left an indelible mark on ProAssurance as a result of his outstanding leadership skills and the commitment to excellence he instilled in our company. I’m honored to have served alongside him cementing ProAssurance’s legacy as a leading specialty insurance company.” He continued, “The first order of business after our annual meeting of stockholders on May 24th will be for the Board to elect an independent chair to fill this important role in which Stan has served us so admirably.”

About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. ProAssurance Group is rated “A” (Excellent) by AM Best; NORCAL Group is rated “A-” (Excellent) by AM Best.

NEWS RELEASE For More Information: Jason Gingerich Manager, Investor Relations 800-282-6242 • 512-879-5101 • JasonGingerich@ProAssurance.com

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Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
There are a number of risk factors that may cause outcomes that differ from our expectations or projections. These are described in detail in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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